Spark Networks(R) Reports Third Quarter 2010 Financial Results

BEVERLY HILLS, CA -- (Marketwire - November 10, 2010) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the third quarter ended September 30, 2010.

                                    Q3 2010              Q3 2009
                                  ------------        -------------
   Revenue                        $9.9 Million        $11.1 Million
   Contribution Margin                     75%                  72%
   Net Income                     $1.2 Million         $1.0 Million
   Net Income Per Share                  $0.06                $0.05

"Third quarter revenue from our subscription and online advertising business grew sequentially for the first time in four years behind a slight increase in ARPU(1) offset by a slight decrease in Average Paying Subscribers(2)," said Adam Berger, Spark's Chairman and CEO. "We are pleased our Jewish Networks segment achieved both ARPU and unit subscriber growth."

Financial Results

Revenue for the third quarter of 2010 was $9.9 million, a decrease of 10% compared to $11.1 million for the third quarter 2009, and a decrease of 4% compared to $10.3 million in the prior quarter. Revenue for the first nine months of 2010 was $30.7 million, a 10% decrease compared to $34.3 million for the same period last year.

Contribution(3) for the third quarter of 2010 was $7.5 million, a decrease of 7% compared to $8.0 million for the third quarter of 2009, and a 3% decrease compared to $7.7 million in the prior quarter. Contribution for the first nine months of 2010 was $23.3 million, a 9% decrease compared to $25.4 million for the same period last year.

Total cost and expenses for the third quarter of 2010 were $8.1 million, an 11% decrease compared to $9.1 million in the third quarter of 2009, and a 6% decrease compared to $8.6 million in the prior quarter. Total cost and expenses for the first nine months of 2010 were $25.7 million, a 12% decrease compared to $29.2 million for the same period last year.

Net income for the third quarter of 2010 was $1.2 million, or $0.06 per share, compared to $1.0 million, or $0.05 per share, for the third quarter of 2009 and $923,000 or $0.04 per share for the prior quarter. Net income for the first nine months of 2010 was $3.1 million, or $0.15 per share, compared to $3.2 million or $0.16 per share for the first nine months of 2009.

Adjusted EBITDA(4) for the third quarter of 2010 was $2.4 million, a decrease of 7% compared to $2.6 million for the third quarter of 2009, and an increase of 5% compared to $2.3 million in the prior quarter. Adjusted EBITDA for the first nine months of 2010 was $7.4 million, a 7% decrease compared to $8.0 million for the same period last year.

Average paying subscribers for the Company, as a whole, in the third quarter of 2010 were 158,422, a decrease of 4% compared to 165,206 for the third quarter of 2009 and a 1% decrease compared to 160,239 for the prior quarter. Average paying subscribers for the first nine months of 2010 were 162,831, a 2% decrease compared to 165,475 for the same period last year.

Segment Reporting(5)

Third quarter 2010 revenue for Jewish Networks was $6.8 million, a decrease of 4% compared to $7.1 million for the third quarter of 2009 and a 2% increase compared to $6.7 million for the prior quarter. Jewish Networks revenue for the first nine months of 2010 was $20.5 million, a 6% decrease compared to $21.7 million for the same period last year.

Third quarter 2010 revenue for Other Affinity Networks was $2.7 million, a decrease of 14% compared to $3.2 million for the third quarter of 2009, and a decrease of 1% compared to $2.8 million in the prior quarter. Other Affinity Networks revenue for the first nine months of 2010 was $8.5 million, a 13% decrease compared to $9.8 million for the same period last year.

Third quarter 2010 revenue for General Market Networks was $264,000, a decrease of 54% compared to $574,000 for the third quarter of 2009, and an 11% decrease compared to $298,000 in the prior quarter. General Market Networks revenue for the first nine months of 2010 was $932,000, a 58% decrease compared to $2.2 million for the same period last year.

Third quarter 2010 revenue for Offline & Other Businesses was $142,000, a decrease of 34% compared to $215,000 for the third quarter of 2009, and a 74% decrease compared to $549,000 in the prior quarter. The year-over-year lower revenue reflects fewer hosted events while the sequential decline reflects the absence of a travel offering in the third quarter of 2010. Offline & Other Businesses revenue for the first nine months of 2010 was $805,000, a 35% increase compared to $598,000 for the same period last year.

Average paying subscribers for Jewish Networks were 89,792 during the third quarter of 2010, an increase of 4% compared to 86,051 for the third quarter of 2009, and a 1% increase compared to 89,055 for the prior quarter. Jewish Networks average paying subscribers for the first nine months of 2010 were 90,694, a 7% increase compared to 84,488 for the same period last year.

Average paying subscribers for Other Affinity Networks were 62,026 during the third quarter of 2010, a decrease of 7% compared to 66,786 for the third quarter of 2009 and a 3% decrease compared to 64,083 for the prior quarter. Other Affinity Networks average paying subscribers for the first nine months of 2010 were 64,744, a 1% decrease compared to 65,529 for the same period last year.

Average paying subscribers for General Market Networks were 5,888 during the third quarter of 2010, a decrease of 49% compared to 11,452 for the third quarter of 2009, and an 8% decrease compared to 6,434 for the prior quarter. General Market Networks average paying subscribers for the first nine months of 2010 were 6,712, a 53% decrease compared to 14,428 for the same period last year.

Balance Sheet, Cash, Debt

As of September 30, 2010, the Company had cash and cash equivalents of $12.7 million compared to $6.2 million at December 31, 2009. As of September 30, 2010, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference tomorrow at 1:30 p.m. Pacific time.

Call Title:                     Spark Networks Q3 '10 Financial Results
Toll-Free (United States):      1-888-765-5570
International:                  1-913-312-1477
Passcode:                       5753745

Digital Replay through November 25, 2010:
Toll-Free (United States):      1-888-203-1112
International:                  1-719-457-0820
Passcode:                       5753745

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "ARPU" is defined as average revenue per user.

(2) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(3) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(4) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

(Consolidated financial statements to follow)

                           SPARK NETWORKS, INC.
                              BALANCE SHEET
                    (in thousands, except share data)

                                              September 30,  December 31,
                                              -------------  -------------
                                                  2010           2009
                                              -------------  -------------
Assets                                         (Unaudited)

Current assets:
  Cash and cash equivalents                   $      12,704  $       6,223
  Restricted cash                                       607            681
  Accounts receivable                                   694            684
  Deferred tax asset - current                          219            221
  Prepaid expenses and other                            496            853
                                              -------------  -------------
    Total current assets                             14,720          8,662
Property and equipment, net                           2,497          2,277
Goodwill                                              8,945          8,758
Intangible assets, net                                3,289          3,586
Deferred tax asset - non-current                      4,708          4,707
Deposits and other assets                               295          1,866
                                              -------------  -------------
      Total assets                            $      34,454  $      29,856
                                              =============  =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $         869  $       1,415
  Accrued liabilities                                 5,198          4,232
  Deferred revenue                                    3,899          4,244
                                              -------------  -------------
    Total current liabilities                         9,966          9,891
Deferred tax liability                                  770            663
Other liabilities non-current                           997            978
                                              -------------  -------------
    Total liabilities                                11,733         11,532
Commitments and contingencies                            --             --
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 Common Stock, $0.001 par value;
 issued and outstanding 20,587,336 at
 September 30, 2010 and 20,581,544 shares as
 of December 31, 2009, at stated values of:              21             21
    Additional paid-in-capital                       50,071         48,813
    Accumulated other comprehensive income              699            638
    Accumulated deficit                             (28,070)       (31,148)
                                              -------------  -------------
    Total stockholders' equity                       22,721         18,324
                                              -------------  -------------
        Total liabilities and stockholders'
         equity                               $      34,454  $      29,856
                                              =============  =============

                           SPARK NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share data)

                                    Three Months Ended   Nine Months Ended
                                       September 30,        September 30,
                                    ------------------  ------------------
                                      2010      2009      2010      2009
                                    --------  --------  --------- --------

Revenue                             $  9,916  $ 11,058  $  30,742 $ 34,332

Cost and expenses:
  Cost of revenue (exclusive of
   depreciation shown separately
   below)                              3,206     3,849      9,747   11,254
  Sales & marketing                      774       845      2,708    2,603
  Customer service                       403       450      1,181    1,432
  Technical operations                   252       342        930    1,128
  Development                            773       899      2,332    3,221
  General and administrative           2,316     2,311      7,641    7,542
  Depreciation                           242       236        699      637
  Amortization of intangible assets       98       127        324      498
  Impairment of goodwill,
   long-lived assets and other
   assets                                  -         -        121      880
                                    --------  --------  --------- --------
Total cost and expenses                8,064     9,059     25,683   29,195

Operating income                       1,852     1,999      5,059    5,137

Interest expense (income) and
 other, net                             (182)      (44)        18   (1,437)
                                    --------  --------  --------- --------

Income before income taxes             2,034     2,043      5,041    6,574

Provision for income taxes               808     1,036      1,963    3,370
                                    --------  --------  --------- --------

Net income                          $  1,226  $  1,007  $   3,078 $  3,204
                                    ========  ========  ========= ========

Net income per share - basic and
 diluted                            $   0.06  $   0.05  $    0.15 $   0.16
                                    --------  --------  --------- --------
Weighted average shares outstanding
 - basic                              20,587    20,582     20,585   20,566
Weighted average shares outstanding
 - diluted                            20,590    20,582     20,588   20,574

                                             Three Months     Nine Months
                                            Ended September Ended September
                                                  30,             30,
                                            --------------- ---------------
Stock-Based Compensation                     2010    2009    2010    2009
    (in thousands)                          ------- ------- ------- -------

Cost of revenue                                   3       2       8      12
Sales and marketing                              39      44     198     134
Customer service                                  0       2       1       9
Technical operations                             30      37     134     117
Development                                      14      22      42      84
General and administrative                      172     162     857     506

Reconciliation of Net Income to Adjusted EBITDA

                                    Three Months Ended   Nine Months Ended
                                    ------------------  ------------------
                                       September 30,       September 30,

                                      2010      2009      2010      2009
                                    --------  --------  --------  --------
Net income                          $  1,226  $  1,007  $  3,078  $  3,204
Interest                                  54       116       155       309
Taxes                                    808     1,036     1,963     3,369
Depreciation                             242       236       699       637
Amortization                              98       127       324       498
                                    --------  --------  --------  --------
EBITDA                                 2,428     2,522     6,219     8,017
Stock based compensation                 258       269     1,240       862
Impairment of goodwill                    --        --       121       880
Non-cash currency translation
 adjustments                            (254)     (177)     (136)      (49)
Non-repetitive property possession        --        --        --    (1,742)
                                    --------  --------  --------  --------
Adjusted EBITDA                     $  2,432  $  2,614  $  7,444  $  7,968

                           SPARK NETWORKS, INC.
                      SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                                    Three Months Ended  Nine Months Ended

                                       September 30,       September 30,
                                    ------------------- -------------------
                                      2010      2009      2010      2009
                                    --------- --------- --------- ---------

Revenue
Jewish Networks                     $   6,766 $   7,074 $  20,509 $  21,721
Other Affinity Networks                 2,744     3,195     8,496     9,798
General Market Networks                   264       574       932     2,215
Offline & Other Businesses                142       215       805       598
                                    --------- --------- --------- ---------
     Total Revenue                  $   9,916 $  11,058 $  30,742 $  34,332
                                    ========= ========= ========= =========

Direct Marketing Expenses
Jewish Networks                     $     696 $     628 $   1,735 $   1,787
Other Affinity Networks                 1,601     2,188     4,855     6,345
General Market Networks                   121       138       407       559
Offline & Other Businesses                 39       100       473       197
                                    --------- --------- --------- ---------
     Total Direct Marketing
      Expenses                      $   2,457 $   3,054 $   7,470 $   8,888
                                    ========= ========= ========= =========

Contribution
Jewish Networks                     $   6,070 $   6,446 $  18,774 $  19,934
Other Affinity Networks                 1,143     1,007     3,641     3,453
General Market Networks                   143       436       525     1,656
Offline & Other Businesses                103       115       332       401
                                    --------- --------- --------- ---------
     Total Contribution             $   7,459 $   8,004 $  23,272 $  25,444
                                    ========= ========= ========= =========

Average Paying Subscribers
Jewish Networks                        89,792    86,051    90,694    84,488
Other Affinity Networks                62,026    66,786    64,744    65,529
General Market Networks                 5,888    11,452     6,712    14,428
Offline & Other Businesses                716       917       681     1,030
                                    --------- --------- --------- ---------
     Total Average Paying
      Subscribers                     158,422   165,206   162,831   165,475
                                    ========= ========= ========= =========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net